UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. __)

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ADVANCED SERIES TRUST
(Name of Registrant As Specified In Its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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 IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at:

http://www.prudential.com/view/page/public/12669

ADVANCED SERIES TRUST

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT

May 18, 2012

To the Contract Owners:

On December 6-8, 2011, at a regular meeting of the Board of Trustees of Advanced Series Trust (AST or the Trust), the trustees approved the addition of Emerald Mutual Fund Advisers Trust (Emerald) as a second subadviser for the AST Small Cap Growth Portfolio (SGC or the Portfolio).

Prudential Investments LLC (PI) and AST Investment Services, Inc. (ASTI) have entered into a new subadvisory agreement with Emerald dated and effective May 1, 2012 (the Subadvisory Agreement). The Portfolio’s current subadviser, Eagle Asset Management, will continue as a subadviser for the Portfolio. By using multiple subadvisers, the Manager seeks long-term benefits from a balance of different investment disciplines.

This information statement describes the circumstances surrounding the trustees' approval of the Subadvisory Agreement and provides you with an overview of the terms. PI and ASTI will continue as the Portfolio's investment managers. This information statement does not require any action by you. It is provided to inform you about the Subadvisory Agreement for the Portfolio.
By order of the Board of Trustees of Advanced Series Trust,

Deborah A. Docs
Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at:

http://www.prudential.com/view/page/public/12669

ADVANCED SERIES TRUST

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT
May 18, 2012

This information statement is being furnished in lieu of a proxy statement to contract owners investing in the AST Small Cap Growth Portfolio (SCG or the Portfolio), a series of Advanced Series Trust (AST or the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (SEC). The Manager of Managers Order permits the Portfolio’s investment manager to hire new subadvisers that are not affiliated with the investment manager and to make changes to certain existing subadvisory contracts with the approval of the Board of Trustees, without obtaining shareholder approval.

AST is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act). AST is organized as a Massachusetts business trust. The Portfolio is a series of the Trust.

The Trust’s Trustees are collectively referred to herein as the “Board,” “Board Members,” or “Trustees.” The principal executive offices of AST are located at 100 Mulberry Street, Newark, NJ 07102-4077. Prudential Investments LLC (PI) and AST Investment Services, Inc. (ASTI, and together with PI , the Manager) serve as the investmen t managers of the Trust.

The Manager has entered into a new subadvisory agreement with Emerald Mutual Fund Advisers Trust (Emerald or the Subadviser) dated and effective May 1, 2012 (the Subadvisory Agreement). The Portfolio’s current subadviser, Eagle Asset Management (Eagle), will continue as a subadviser for the Portfolio. By using multiple subadvisers, the Manager seeks long-term benefits from a balance of different investment disciplines. The Subadvisory Agreement with Eagle with respect to the Portfolio was last approved by the Trustees, including a majority of the Trustees who were not parties to the agreement and were not interested persons of those parties, as defined in the Investment Company Act (the Independent Trustees), on June 15-17, 2011.

The Portfolio will pay for the costs associated with preparing and distributing this information statement to the beneficial shareholders of the Portfolio. The Trust is providing this information statement to contract owners who had account balances invested in the Portfolio as of the close of businesson April 30, 2012. The Manager or its affiliates will pay for the costs associated with preparing and distributing this information statement to contract owners. This information statement will be mailed on or about May 25, 2012.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Annual and Semi-Annual Reports

The Trust’s annual and semi-annual reports are sent to shareholders. Only one report is delivered to multiple shareholders sharing an address unless the Trust receives contrary instructions from one or more of the shareholders. A copy of the Portfolio’s most recent annual and semi-annual reports may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 778-2255 (toll free).

Shareholder Information

Information on share ownership of the Portfolio is set forth in Exhibit C.

SUBADVISORY AGREEMENT

Emerald is a wholly-owned subsidiary of Emerald Advisers, Inc. (Emerald Advisers). Information on the management of Emerald and other funds managed by Emerald are set forth in Exhibit B.

Board Consideration of the Subadvisory Agreement:

Approval of the Subadvisory Agreement

The Board consists of ten (10) individuals, seven (7) of whom are Independent Trustees. The Board is responsible for the oversight of the Portfolio and its operations, and performs the various duties imposed on the trustees of investment companies by the Investment Company Act. The Independent Trustees have retained independent legal counsel to assist them in connection with their duties. The Chairman of the Board is an Independent Trustee. The Board has established four standing committees in connection with the governance of the Trust: the Audit Committee, the Governance Committee, the Compliance Committee, and the Investment Review and Risk Committee. Each committee is chaired by an Independent Trustee.

At a December 6-8, 2011 meeting, the Board, including all of the Independent Trustees, considered and approved the Subadvisory Agreement with Emerald, which will serve as a second subadviser for the Portfolio to complement Eagle Asset Management Inc., the current subadviser for the Portfolio.

In approving the agreement, the Board, including the Independent Trustees advised by independent legal counsel, considered the factors it deemed relevant, including the nature, quality and extent of services to be provided to the Portfolio by Emerald; any relevant comparable performance information; the fees proposed to be paid by the Manager to Emerald under the agreement; and the potential for economies of scale that may be shared with the Portfolio and its shareholders.  In connection with its deliberations, the Board considered information provided by the Manager and Emerald at or in advance of the meetings on December 6-8, 2011.  In their deliberations, the Trustees did not identify any single factor which alone was responsible for the Board’s decision to approve the Subadvisory Agreement.

The Trustees determined that the overall arrangements between the Manager and the Subadviser, pursuant to the terms of the Subadvisory Agreement, are appropriate in light of the services to be performed and the fees to be charged under the Subadvisory Agreement and such other matters as the Trustees considered relevant in the exercise of their business judgment.
The material factors and conclusions that formed the basis for the Trustees’ reaching their determinations to approve the Subadvisory Agreement are separately discussed below.

Nature, quality and extent of services
The Board received and considered information regarding the nature and extent of services to be provided by Emerald to the Portfolio under the Subadvisory Agreement. With respect to the quality of services, the Board considered, among other things, the background and experience of the Emerald portfolio managers for the Portfolio. The Board noted that it received favorable compliance reports from the Trust’s Chief Compliance Officer (CCO) regarding Emerald.

The Board concluded that with respect to Emerald, based on the nature of the proposed services to be rendered and the background information that it reviewed about Emerald, it was reasonable to expect that it would be satisfied the nature, extent and quality of investment subadvisory services to be provided to the Portfolio by Emerald.

Performance of the Portfolio

The Board considered the performance of other accounts managed by Emerald utilizing an investment style and strategy similar to that proposed for the Portfolio. The Board concluded that it was satisfied with the performance record of Emerald in the proposal strategy.

Investment Subadvisory Fee Rates
The Board considered the proposed subadvisory fees of 0.45% of the Portfolio’s first $100 million of average daily net assets, and 0.40% of the Portfolio’s average daily net assets in excess of $100 million to be paid by the Manager to the Subadviser.  The Board noted that the proposed fee for Emerald is based on combined assets that include the assets of another fund subadvised by the Manager and that the rate is substantially similar to the rate paid to the other subadviser to the Portfolio.  The Board concluded that the proposed subadvisory fee was reasonable.

Subadviser’s Profitability
Because the engagement of Emerald is new, there is no historical profitability with regard to its arrangements with the Portfolio.  As a result, the Board did not consider this factor.  The Board also noted that it will consider profitability in connection with future annual reviews of advisory agreements.

Economies of Scale
The Board considered the potential for Emerald to experience economies of scale as the amount of assets of the Portfolio managed by the new subadviser increased in size.  The Board considered that the proposed subadvisory fee for Emerald would include breakpoints in the fee rate paid by the Manager to Emerald, and that the subadvisory breakpoints would reduce that fee rate if the amount of assets of the Portfolio managed by Emerald increased in size.  The Board noted that it would review such information in connection with future annual reviews of advisory agreements.

Other Benefits to the Manager and the Subadviser
The Board considered potential “fall-out” or ancillary benefits that might be received by Emerald in connection with the Portfolio.  The Board concluded that any potential benefits to be derived by Emerald included potential access to larger assets under management and reputational benefits, which were consistent with those generally derived by subadvisers to mutual funds.  The Board noted that it would review ancillary benefits in connection with future annual reviews of advisory agreements.

After full consideration of these factors, the Board concluded that the approval of the Subadvisory Agreement was in the best interests of the Portfolio.

Terms of the Subadvisory Agreement

The Subadvisory Agreement provides that, subject to the supervision of the Manager and the Board of Trustees, Emerald is responsible for managing the investment operations of a portion of the assets of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for such portion of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the Investment Company Act, Emerald will provide the Manager with all books required to be maintained by an investment subadviser and will render to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Portfolio, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (i) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, (ii) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Trust's management agreement with the Manager, and (iii) the Subadvisory Agreement may be terminated at any time by Emerald or by the Manager on not more than 60 days' nor less than 30 days' written notice to the other party to the Subadvisory Agreement.
The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Emerald will not be liable for any act or omission in connection with its activities as subadviser to the Portfolio.

Under the Subadvisory Agreement, Emerald is compensated by the Manager (and not the Portfolio) for the portion of assets it manages under the following annual rates:

Portfolio	Fee Rate	Fees for the fiscal year ended December 31, 2011
AST Small Cap Growth Portfolio	0.45% of combined average daily net assets up to $100 million; and 0.40% of combined average daily net assets over $100 million [1]	N/A*

* Because the engagement of Emerald is new, there is no historical data with regard to its arrangements with the Portfolio.

1 Combined assets are assets in the insurance and retail funds portfolios subadvised by Emerald that are managed by PI and/or ASTI that have substantially the same investment strategy (i.e., the Portfolio and Small Capitalization Growth Portfolio, a series of Target Portfolio Trust).

Information about Other Subadvisers and Subadvisory Agreements

Emerald co-subadvises the Portfolio along with another subadviser. The current subadvisory agreement with the other subadviser provides for compensation as follows:

Subadviser	Fee Rate	Fees for the fiscal year ended December 31, 2011
Eagle Asset Management	0.45% of combined average daily net assets up to $100 million; and 0.40% of combined average daily net assets over $100 million [2]	$2,532,569

2 For purposes of the subadvisory fee calculation, the assets managed by Eagle are aggregated and combined with the insurance funds managed by the Manager for which Eagle serves as Subadviser and are managed pursuant to substantially the same investment strategy (i.e., the Portfolio and Diversified Conservative Growth Portfolio, a series of The Prudential Series Fund). The subadvisory fee calculation payable to Eagle for the Portfolio is the same as that for Prudential Series Fund’s Diversified Conservative Growth Portfolio.

MANAGEMENT OF THE TRUST

The Manager

ASTI, One Corporate Drive, Shelton, Connecticut, 06484-0883, and PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey, 07102-4077, serve as co-investment managers of the Trust. As of March 31, 2012, PI served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $175.9 billion. As of March 31, 2012, ASTIS served as the manager or co-manager to open-end investment companies and with aggregate assets of approximately $93 billion.

PI and ASTI serve as the Trust’s Manager under a management agreement (the Management Agreement) dated as of May 1, 2003, and renewed thereafter as required by the Investment Company Act. The Management Agreement was last approved by the Trustees, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined in the Investment Company Act), on June 15-17, 2011.

Terms of the Management Agreement

Pursuant to the Management Agreement, the Manager, subject to the supervision of the Board and in conformity with the stated policies of the Trust, manages both the investment operations of each Portfolio and the composition of each Portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Trust. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Trust. The Manager will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. The Manager will review the performance of the subadvisers and make recommendations to the Board with respect to the retention of investment advisers and the renewal of contracts. The Manager also administers the Trust's corporate affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Trust's custodian and the Trust's transfer agent. The management services of the Manager to the Trust are not exclusive under the terms of the Management Agreement and each of ASTI and PI is free to, and does, render management services to others.

In connection with the management of the corporate affairs of the Trust, the Manager bears the following expenses:

•	the salaries and expenses of all of the Manager’s and the Trust's personnel except the fees and expenses of the Independent Trustees;

•	all expenses incurred by the Manager or the Trust in connection with managing the ordinary course of the Trust’s business, other than those assumed by the Trust as described below; and

•	the fees, costs and expenses payable to any investment subadvisers pursuant to subadvisory agreements between the Manager and such investment subadvisers.

Under the terms of the Management Agreement, the Trust is responsible for the payment of Trust expenses not paid by the Manager, including:

•	the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of the Trust's assets payable to the Manager;

•	the fees and expenses of the Independent Trustees;

•	the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Trust and of pricing the Trust's shares;

•	the charges and expenses of the Trust's legal counsel and independent auditors;

•	brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities (and futures, if applicable) transactions;

•	all taxes and corporate fees payable by the Trust to governmental agencies;

•	the fees of any trade associations of which the Trust may be a member;

•	the cost of share certificates representing and/or non-negotiable share deposit receipts evidencing shares of the Trust;

•	the cost of fidelity, directors and officers and errors and omissions insurance;

•	the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the Commission and paying notice filing fees under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes;

•	allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders; and

•	litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business and distribution and service (12b-1) fees.

The Management Agreement provides that the Manager will not be liable for any error of judgment by the Manager or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the Investment Company Act), and that it may be terminated without penalty by either the Manager or a portfolio by the Board or vote of a majority of the outstanding voting securities of the portfolio (as defined in the Investment Company Act) upon not more than 60 days’ nor less than 30 days’ written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the Investment Company Act.

Fee payable under the Management Agreement are computed daily and paid monthly. The Manager may from time to time voluntarily waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Trust. Fee waivers and subsidies will increase the Trust’s total investment return. Voluntary waivers may be terminated at any time without notice.

The table below sets forth the applicable fee rate and the management fees received by the Manager from the Portfolio for the last completed fiscal year.

Portfolio	Fee Rate	Fees for the fiscal year ended December 31, 2011
AST Small Cap Growth Portfolio	0.90% on average daily net assets	$5,585,779

Information about PI and ASTI

PI and ASTI are both wholly-owned subsidiaries of PIFM Holdco, Inc., 100 Mulberry Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential’s address is 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company. ASTI is organized as a Connecticut corporation.

Directors and Officers of PI and ASTI

The principal occupations of PI’s directors and principal executive officers are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position with PI	Principal Occupations
Scott E. Benjamin	Executive Vice President

Executive Vice President (since June 2009) of Prudential Investments LLC and Prudential Investment Management Services LLC; Executive Vice President (since September 2009) of AST Investment Services, Inc.; Senior Vice President of Product Development and Marketing, Prudential Investments (since February 2006); Vice President of Product Development and Product Management, Prudential Investments (2003-2006).

Kurt J. Byerly	Chief Financial Officer, Controller, Executive Vice President and Treasurer

Chief Financial Officer, Controller, Executive Vice President and Treasurer (since March 2008) of Prudential Investments LLC; Treasurer and Vice President (since December 2011) of Prudential Investments Wealth Management Solutions of Canada Ltd.; Assistant Treasurer and Vice President (since January 2010) of Prudential Investment Management Services LLC; Chief Financial Officer, Controller, and Treasurer (since March 2008) of Prudential Mutual Fund Services LLC; Controller and Executive Vice President (since March 2008) of PIFM Holdco, LLC. Formerly, Director — Finance for Prudential Investments (2006-2008).

Christopher S. Cooper	Executive Vice President

Executive Vice President (since September 2008) of Prudential Investments LLC; President and Chief Executive Officer of Prudential International Investments Cayman (since December 2009); Chief Executive Officer of Prudential Mexico, LLC (since December 2008); Chairman, President and Chief Executive Officer (since October 2008) of Prudential International Investments, LLC; President and Chief Executive Officer (since October 2008) of Prudential International Investments, Corporation; Chairman (since October 2008) of Prudential International Investments Advisers, LLC; Vice President of Prudential Investment Management, Inc. (since September 2008); President of PGLH of Delaware, Inc. (since October 2007); Managing Director of Prudential International Investments Seoul (2007-2008); President and Chief Executive Officer of Prudential Investment & Securities Co., Ltd (2004-2007).

Theodore J. Lockwood	Executive Vice President

Executive Vice President (since August 2006) of Prudential Investments LLC; Vice President of Quantitative Management Associates (Since July 2004). Vice President of Prudential Investment Management, Inc. (since July 2004); Vice President of Prudential Trust Company (since May 2003).

Kevin B. Osborn	Executive Vice President

Executive Vice President (since October 2002) of Prudential Investments, LLC; Executive Vice President (since December 2011) of Prudential Wealth Management Solutions of Canada Ltd; Executive Vice President and Manager of PIFM Holdco, LLC (since April 2006); Vice President (since June 1999) of Prudential Investment Management Services LLC

Stuart S. Parker	President

President of Prudential Investments LLC (since January 2012); Senior Vice President (since October 2007); Executive Vice President of Jennison Associates LLC and Head of Retail Distribution of Prudential Investments LLC (June 2005 - December 2011).

Kathryn L. Quirk	Executive Vice President and Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary(since July 2005) of PI and Prudential Mutual Fund Services LLC; Vice President and Corporate Counsel (since June 2005) and Secretary (since February 2006) of AST Investment Services, Inc.; formerly Senior Vice President and Assistant Secretary (November 2004-August 2005) of PI; formerly Assistant Secretary (June 2005-February 2006) of AST Investment Services, Inc.; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Valerie M. Simpson	Chief Compliance Officer and Vice President

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; Vice President (since April 2006) of Prudential Investments LLC; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance.

Set forth below are the names, titles and principal occupations of the officers and directors of ASTI. Unless otherwise indicated, the address of each individual is One Corporate Drive, Shelton, Connecticut 06484-0883.

Name	Position with ASTI	Principal Occupations
Timothy S. Cronin	Officer-in-Charge, President, Chief Executive Officer, Chief Operating Officer and Director

President, Chief Executive Officer, Chief Operating Officer, Officer-In-Charge (since March 2006), Director (since June 2005) of AST Investment Services, Inc.; Senior Vice President of Prudential Investments LLC (since May 2009); Vice President (since July 2006) of Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey; Senior Vice president (since May 2006) of Prudential Annuities Life Assurance Corporation; Senior Vice President of Prudential Annuities Life Assurance Corporation (since March 2006).

Leslie Laurita	Controller

Controller (since November 2011) of AST Investment Services, Inc., Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey , Pruco Reinsurance Ltd., Prudential Annuities Holding Company, Inc., Prudential Annuities Information Services & Technology Corporation, Prudential Annuities Life Assurance Corporation and Prudential Annuities, Inc.; Vice President (since November 2011) of Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Pruco Reinsurance Ltd., Prudential Annuities Life Assurance Corporation .

Robert O’Donnell	Executive Vice President and Director

Executive Vice President and Director (since April 2012 of AST Investment Services, Inc.; President (since April 2012) of Prudential Annuities; Senior Vice President, Head of Product, Investment Management & Marketing (October 2008 – April 2012) for Prudential Annuities; Senior Vice President, Head of Product (July 2004 – October 2008) for Prudential Annuities.

Mark E. Sieb	Treasurer and Vice President

Assistant Treasurer (since March 2012) of Prudential Retirement Insurance and Annuity Company; Treasurer (since November 2011) of AST Investment Services, Inc., Prudential Annuities Holding Company, Inc., Prudential Annuities Information Services & Technology Corporation , Prudential Annuities, Inc., Prudential Structured Settlement Company and The Prudential Assigned Settlement Services Corp.; Assistant Treasurer and Vice President Finance (since November 2011) of Pruco Reinsurance Ltd.; Vice President (since March 2007) of AST Investment Services, Inc.; Executive Vice President (since March 2007) of Prudential Annuities Information Services & Technology Corporation.

*Excludes the following officers of ASTI: Scott E. Benjamin (Director and Executive Vice President), Kathryn L. Quirk (Corporate Counsel, Vice President and Secretary) and Valerie M. Simpson (Chief Compliance Officer) who are also listed as officers of PI.

Custodian

The Bank of New York Mellon (BNY), One Wall Street, New York, New York 10286 serves as Custodian for the Trust's portfolio securities and cash, and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Trust. Subcustodians provide custodial services for any foreign assets held outside the United States.

Transfer Agent and Shareholder Servicing Agent

Prudential Mutual Fund Services LLC (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serves as the transfer and dividend disbursing agent of the Trust. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Trust, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions, and related functions. For these services, PMFS receives compensation from the Trust and is reimbursed for its transfer agent expenses which include an annual fee per shareholder account, a monthly inactive account fee per shareholder account and its out-of-pocket expenses; including but not limited to postage, stationery, printing, allocable communication expenses and other costs.

BNY Mellon Asset Servicing (U.S.) Inc. (BNYAS) serves as sub-transfer agent to the Trust. PMFS has contracted with BNYAS, 301 Bellevue Parkway, Wilmington, Delaware 19809, to provide certain administrative functions to the Transfer Agent. PMFS will compensate BNYAS for such services.

For the most recently completed fiscal year ended December 31, 2011, the Portfolio incurred the following approximate amount of fees for services provided by PMFS:

Portfolio	Amount Paid
AST Small Cap Growth Portfolio	$3,100

Distribution

AST has no principal underwriter or distributor. AST sells its shares directly to insurance company separate accounts that fund variable annuity and variable life insurance contracts.

Brokerage

The Portfolio paid the following commissions to affiliated broker-dealers for the fiscal year ended December 31, 2011:

Portfolio	Amount Paid
AST Small Cap Growth Portfolio	$18,822

Shareholder Proposals

As a Massachusetts business trust, the Trust is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust's Second Amended and Restated Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Deborah A. Docs

Secretary

Dated: May 18, 2012

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EXHIBIT A

ADVANCED SERIES TRUST

AST Small Cap Growth Portfolio

SUBADVISORY AGREEMENT

Agreement made as of this 1st day of May, 2012 between Prudential Investments LLC (PI), a New York limited liability company and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (AST), a Maryland corporation (together, the Co-Managers), and Emerald Mutual Fund Advisers Trust, a Delaware corporation (Emerald or the Subadviser).

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with Advanced Series Trust (formerly American Skandia Trust), a Massachusetts business trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI and AST act as Co-Managers of the Trust; and
WHEREAS, the Co-Managers, acting pursuant to the Management Agreement, desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and
NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the Trust’s portfolio as delegated to the Subadviser by the Co-Managers, including the purchase, retention and disposition thereof, in accordance with the Trust’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Trust's investments as the Co-Managers shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.
(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Amended and Restated Declaration of Trust of the Trust, the By-laws of the Trust, the Prospectus of the Trust, and the Trust’s valuation procedures as provided to it by the Co-Managers (the Trust Documents) and with the instructions and directions of the Co-Managers and of the Board of Trustees of the Trust, co-operate with the Co-Managers' (or their designees') personnel responsible for monitoring the Trust’s compliance and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Co-Managers shall provide Subadviser timely with copies of any updated Trust Documents.
(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Trust's portfolio, as applicable, and may place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus or as the Board of Trustees may direct in writing from time to time. In providing the Trust with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Co-Managers (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to cause the Trust to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-

Managers (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.
On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.
(iv) The Subadviser shall maintain all books and records with respect to the Trust’s portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Trust’s Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust’s securities.
(v) The Subadviser or an affiliate shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Trust’s assets it manages, and shall provide the Co-Managers with such information upon request of the Co-Managers.
(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Trust in a “manager-of-managers” style, the Co-Managers will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Trust’s Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.
(vii) The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust’s portfolio or any other transactions of Trust assets.
(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.
(c) The Subadviser shall keep the Trust’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser’s services hereunder needed by the Co-Managers to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser will surrender promptly to the Trust any of such records upon the Trust’s request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.
(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.
(e) The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.
(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust’s portfolio, subject to such reasonable reporting and other requirements as shall be established by the Co-Managers.
(g) The Subadviser acknowledges that it is responsible for evaluating whether market quotations are readily available for the Trust’s portfolio securities and whether those market quotations are reliable for purposes of valuing the Trust’s portfolio securities and determining the Trust’s net asset value per share and promptly notifying the Co-Managers upon the occurrence of any significant event with respect to any of the Trust’s portfolio securities in accordance with the requirements of the 1940 Act and any related written guidance from the Commission and the Commission staff. Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Co-Managers in valuing securities of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.
2. The Co-Managers shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Trust’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).
3. For the services provided pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Trust’s average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers’ receipt of payment from the Trust for management services described under the Management Agreement between the Fund and the Co-Managers. Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.
4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Trust may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Co-Managers' willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Co-Managers of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of control (as defined in the 1940 Act) of the Subadviser.

6. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary (for PI) and One Corporate Drive, Shelton, Connecticut, 06484, Attention: Secretary (for AST); (2) to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at 3175 Oregon Pike, Leola, PA 17540, Attention: Kenneth G. Mertz, President with a copy to John Thompson, Senior Vice President at the same address.

7. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

8. During the term of this Agreement, the Co-Managers agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, and reports to shareholders which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. During the term of this Agreement, the Co-Managers also agree to furnish the Subadviser, upon request, representative samples of marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public, which make reference to the Subadviser. The Co-Managers further agree to prospectively make reasonable changes to such materials upon the Subadviser’s written request, and to implement those changes in the next regularly scheduled production of those materials. All such prospectuses, proxy statements, reports to shareholders, marketing and sales literature or other material prepared for distribution to shareholders of the Trust or the public which make reference to the Subadviser may be furnished to the Subadviser hereunder by electronic mail, first-class or overnight mail, facsimile transmission equipment or hand delivery.
9. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.
10. This Agreement shall be governed by the laws of the State of New York.
11. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By: __________________________________
Name:     Scott E. Benjamin
Title:      Executive Vice President

AST INVESTMENT SERVICES, INC.

By: ______________________________
Name:     Timothy S. Cronin
Title:     Chief Executive Officer

emerald mutual fund advisers trust

By: ___________________________________
Name:      Kenneth G. Mertz II
Title:      President

SCHEDULE A

ADVANCED SERIES TRUST

As compensation for services provided by Emerald Mutual Fund Advisers Trust, Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) will pay Emerald Mutual Fund Advisers Trust an advisory fee on the net assets managed by Emerald Mutual Fund Advisers Trust that is equal, on an annualized basis, to the following:

Portfolio Name	Fee on Combined Average Daily Net Assets*
Small Cap Growth Portfolio (the “Portfolio”)	0.45% of combined average daily net assets up to $100 million; and 0.40% of combined average daily net assets over $100 million *

*Combined assets are assets in the portfolios subadvised by Emerald Mutual Fund Advisers Trust that are managed by Prudential Investments LLC, or by Prudential Investments LLC and AST Investment Services, Inc., that have substantially the same investment strategy (i.e., the Portfolio and Small Capitalization Growth Portfolio, a series of Target Portfolio Trust).

Dated as of May 1, 2012

Exhibit B

MANAGEMENT OF EMERALD MUTUAL FUND ADVISERS TRUST

Emerald Mutual Fund Advisers Trust (Emerald) is a wholly-owned subsidiary of Emerald Advisers, Inc. (Emerald Advisers) and was established to allow for Emerald to serve in a sub-advisor capacity for mutual fund and other registered investment companies. Emerald Advisers has been providing professional advisory services to institutional investors, high net worth individuals and the overall general public through quality separate account management and sub-advised mutual funds since 1992. As of December 31, 2011, Emerald Advisers had approximately $1.5 billion in assets under management. Emerald Advisers is located at 3175 Oregon Pike, Leola, PA 17540.

The table below lists the name, address, position with and principal occupation during the past five years for the principal executive officers of Emerald.

Name and Address*	Position with and Principal Occupation
Kenneth G. Mertz II	President, Chief Investment Officer, and Portfolio Manager
Daniel W. Moyer IV	Executive Vice President and Treasurer
Stacey Sears	Vice President, Secretary, and Portfolio Manager
Joseph Garner	Vice President and Portfolio Manager
Joseph Besecker	Vice President and Portfolio Manager
James Meehan	Chief Compliance Officer

*The address of each person listed above is Emerald Advisers, Inc., 3175 Oregon Pike, Leola, PA 17540, unless otherwise noted.

COMPARABLE FUNDS FOR WHICH EMERALD MUTUAL FUND ADVISERS TRUST SERVES AS ADVISER AND/OR SUB-ADVISER

Portfolio	$ Assets (as of 12/31/11)	Annual Fee Paid to Emerald (as a percent of average daily net assets)
Target Portfolio Trust: Small Capitalization Growth Portfolio	$91.8 Million	0.45% of combined average daily net assets up to $100 million; and 0.40% of combined average daily net assets over $100 million*
Principal Funds, Inc. SmallCap Growth Fund II	$137.0 Million	0.50% on the first $200 million, and 0.45% thereafter
Principal Variable Contracts Funds, Inc. SmallCap Growth II	$35.0 Million	0.50% on the first $200 million, and 0.45% thereafter
Forward Growth Fund	$106.0 Million	0.40% on all assets

*Combined assets are assets in the insurance and retail funds portfolios proposed to be subadvised by Emerald Advisers that are managed by Prudential Investments LLC and/or AST Investment Services, Inc. that have substantially the same investment strategy (i.e., the Portfolio and Small Capitalization Growth Portfolio, a series of Target Portfolio Trust).

B-1

Exhibit C

SHAREHOLDER INFORMATION

As of May 1, 2012, the Trustees and officers of the Portfolio, as a group, owned less than 1% of the outstanding shares of the Portfolio.

As of May 1, 2012, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the Portfolio were as follows:

Beneficial Owner Name	Registration	Share Class	Shares / Percentage
PRU ANNUITY DISTRIBUTOR INC	ATTN SEPARATE ACCOUNTS 7TH FLOOR 213 WASHINGTON ST NEWARK NJ 07102-0000	I	6970846.488/ 22.04%
PRUCO LIFE INSURANCE COMPANY PLAZ ANNUITY	ATTN SEPARATE ACCOUNTS 7TH FLOOR 213 WASHINGTON ST NEWARK NJ 07102-0000	I	5903510.826/ 18.66%
ADVANCED SERIES TRUST AST CAPITAL GROWTH ASSET ALLOCATION PORTFOLIO	GATEWAY CENTER THREE 100 MULBERRY ST NEWARK NJ 07102	I	4107902.421/ 12.99%
ADVANCED SERIES TRUST CLS MODERATE ASSET ALLOCATION	GATEWAY CENTER THREE 100 MULBERRY ST NEWARK NJ 07102-4056	I	3842974.23/ 12.15%
ADVANCED SERIES TRUST AST BALANCED ASSET ALLOCATION PORTFOLIO	GATEWAY CENTER THREE 100 MULBERRY ST NEWARK NJ 07102	I	3098342.639/ 9.8%
AST ADVANCED STRATEGIES PORTFOLIO	ATTN TED LOCKWOOD & EDWARD CAMPBELL 2 GATEWAY CTR 6TH FL NEWARK NJ 07102-5008	I	1660065.912/ 5.25%
ADVANCED SERIES TRUST HORIZON GROWTH ASSET ALLOCATION	GATEWAY CENTER THREE 100 MULBERRY ST NEWARK NJ 07102-4056	I	1585763.871/ 5.01%

C-1